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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  ----------

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): October 5, 2001
                                                         ---------------


                          RENAISSANCE WORLDWIDE, INC.
                          ---------------------------
              (Exact name of registrant as specified in charter)

       MASSACHUSETTS                    0-28192                   04-2920563
       -------------                    -------                   ----------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)


          52 Second Avenue, Waltham, MA                            02451
          -----------------------------                            -----
     (Address of principal executive offices)                    (Zip Code)


      Registrant's telephone number, including area code:  (781) 290-3000
                                                           --------------
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ITEM 5. OTHER EVENTS
--------------------

     On October 5, 2001, Renaissance Worldwide, Inc., a Massachusetts corporation (the "Company"), Aquent, Inc., a Massachusetts corporation ("Aquent"), and JetElectro Acquisition Corp., a Massachusetts corporation ("Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Sub will be merged with and into the Company ("Merger"). Pursuant to the terms and subject to the conditions of the Merger Agreement, each share of common stock, no par value per share, of the Company ("Common Stock") outstanding at the effective time of the Merger will be converted into the right to receive $2.00 in cash. The transaction is subject to the approval of the Company's shareholders, consummation of Aquent's financing commitment from CIT Group/Business Credit, Inc. by December 31, 2001, receipt of any necessary governmental approvals and other customary closing conditions.

     Before entering into the Merger Agreement, the Company terminated its merger agreement with G. Drew Conway, the Company's chairman and chief executive officer, pursuant to which Mr. Conway would have purchased all of the shares of Common Stock not owned by Mr. Conway for $1.65 per share.

     The preceding is qualified in its entirety by reference to the Merger Agreement and the press release of the Company announcing the signing of the Merger Agreement, copies of which are attached hereto as Exhibits 2.1 and 99.1 and which are incorporated herein by reference.

Item 7.  Exhibits
-----------------

2.1 Agreement and Plan of Merger, dated as of October 5, 2001, among the Company, Aquent and Sub.

99.1  Press Release of the Company dated as of October 5, 2001.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             RENAISSANCE WORLDWIDE, INC.


                             By:  /s/ Joseph P. Fargnoli
                                 ----------------------------
                             Name:   Joseph P. Fargnoli
                             Title:  Chief Financial Officer, Treasurer
                                     and Clerk


Date:  October 5, 2001